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                                                                Exhibit 99(j)(3)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 37 to the Registration Statement (Form N-1A No. 2-91373) of St. Clair Funds, Inc., and to the incorporation therein of our report dated February 13, 2003 with respect to the financial statements of the Liquidity Plus Money Market Fund included in its December 31, 2002 Annual Report.

                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 28, 2003